UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 29, 2005
Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

0-11174	14-1160510
(Commission File No.)	(I.R.S. Employer Identification No.)
New York
(State or other jurisdiction of incorporation or organization)
47 Main Street
Warwick, New York 10990
(845) 986-8080
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On September 27, 2005, on management’s recommendation, the Audit Committee of the Board of Directors of Warwick Valley Telephone Company (the “Company”) concluded that the Company needs to restate its financial statements for each of the two years in the period ended 2003 (appearing in its Annual Report on Form 10-K for the year ended December 31, 2003) and the interim consolidated financial statements during fiscal years 2003 and 2004 (appearing in its Forms 10-Q for each of the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004), and therefore such financial statements should no longer be relied upon. During those periods, the cash distributions of earnings received from the Orange County-Poughkeepsie Partnership (O-P), an investment accounted for under the equity method of accounting, were incorrectly classified in its consolidated statements of cash flows as investing activities. Because the cash distributions of O-P represent a return on the Company’s investment in O-P, they should have been classified as operating activities. The impact of the related restatement will increase cash flows from operating activities and correspondingly decrease cash flows from investing activities previously reported in those periods. This restatement has no impact on the Company’s “Net increase in cash and cash equivalents” in the Consolidated Statement of Cash Flows, or on revenues, expenses, net income, earnings per share in the Consolidated Statement of Net Income, or any Consolidated Balance Sheet items. The Company’s management and its Audit Committee have discussed the nature of the error and the decision to restate the financial statements with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

In the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, the Company expects to report a material weakness with regard to accounting for its equity method investments. That material weakness, along with other identified material weaknesses and management’s plan for remediation will be more fully disclosed in the Company’s Annual Report on Form 10-K, which is expected to be filed on September 30, 2005. Accordingly, management expects to conclude that its internal controls over financial reporting were not effective as of December 31, 2004.

The Company will issue a press release on September 30, 2005 regarding the restatement discussed above. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

	(c)	Exhibits

		Exhibit 99.1.	Press Release entitled “Warwick Valley Telephone Company Restates Statement of Cash Flows,” dated September 30, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARWICK VALLEY TELEPHONE COMPANY
(Registrant)

Date: September 29, 2005	By: /s/ Michael A. Cutler

Name: Michael A. Cutler
Title: Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release entitled “Warwick Valley Telephone Company Restates Statement of Cash Flows,” dated September 30, 2005.